                     EXECUTIVE SALARY CONTINUATION AGREEMENT

THIS EXECUTIVE SALARY CONTINUATION AGREEMENT ("Agreement") is made and entered into this ___ day of ___, 1999 by and between FEATHER RIVER STATE BANK, a California banking corporation ("Bank") , and BLAINE LAUHON (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive is employed by the Bank as its Senior Vice
                  President; and Chief Lending Officer
         WHEREAS, the experience of the Executive, his knowledge of the affairs of the Bank, and his reputation and contacts in the banking industry are so valuable that assurance of his continued service is essential for the future growth and profitability of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure his remaining in the Bank's employment during his lifetime or until the age of retirement; and
         WHEREAS, it is the desire of the Bank -that the Executive's services be retained as herein provided; and
         WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay the Executive or his beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth; SENIOR VICE PRESIDENT; and CHIEF LENDING OFFICER
         NOW, THEREFORE, in consideration of the services to be performed in the future as well as the mutual promises and covenants herein contained, it is hereby agreed as follows:

                                   ARTICLE 1.
         1.1. BENEFICIARY. The term Beneficiary shall mean the person or persons whom the Executive shall designate in writing to receive the benefits provided hereunder.
         1.2. DISABILITY. The term disability shall mean the inability of the Executive to perform the duties and responsibilities of his position with the Bank in a normal and regular, manner, due to mental or physical illness or injury, for a period of ninety (90) consecutive days, or for fifty percent (50%) or more of the normal working days during a period of one hundred eighty (180) consecutive days. Determination of the Executive's disability shall be made by the Bank's Board of Directors, which determination shall be made in its sole discretion and shall be final and conclusive on all parties hereto. In the event Executive is also a director of the Bank, the Executive shall be ineligible to participate in such disability determination.
Executive shall, if requested by the Bank's Board of Directors, submit to a mental or physical examination to assist the Board of Directors in making its determination of disability hereunder.
           1.3. NAMED FIDUCIARY AND PLAN ADMINISTRATOR. The Bank Fiduciary and Plan Administrator of this plan shall be the Bank.
           1.4. CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Bank;
(ii) the Bank shall be merged or consolidated with another bank or corporation and as a result of, such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting bank or corporation shall be owned in the aggregate by the former shareholders of the Bank, other than affiliates (within the meaning of the Securities Exchange
Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; (iii) the Bank shall sell substantially all of its assets to another bank or corporation which is not a wholly-owned subsidiary; or (iv) a person, within the meaning of Section 3 (a) (9) or of Section 13 (d)

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(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall require 25% or more of the outstanding voting securities of the Bank (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d- 3 (d)
(1) (i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

                                   ARTICLE 2.
         2.1. EMPLOYMENT. The Bank agrees to employ the Executive in such capacity as the Bank may determine from time to time. The Executive shall continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.
         2.2. FULL EFFORTS. Executive shall devote his full business time and efforts to the business and affairs of the Bank or the successor to the Bank by which Executive is then employed pursuant to this Agreement; provided, however, this provision shall not preclude Executive, with prior approval of the Bank, from serving as a director or member of a committee of any other organization involving no conflict of interests with the interests of the Bank, from engaging in charitable and community activities, and from managing his personal investments, provided that such activities do not interfere with the regular performance of his duties and responsibilities to the Bank.
         2.3. FRINGE BENEFITS. The salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

                                   ARTICLE 3.
         3.1. RETIREMENT. If the Executive shall continue in the employment of the Bank until he attains the age of he may retire from active daily employment as of the first day of the month next following attainment of age FIFTY-FIVE
(55) or upon such later date as may be mutually agreed upon by the Executive and the Bank ("Retirement Date").
         3.2. PAYMENT. The Bank agrees that upon such Retirement Date it will pay to the Executive the annual sum of FORTY THOUSAND Dollars ($40.000.00) payable monthly on the first day of each month following such Retirement Date for a period of one hundred eighty (180) months; subject to the conditions and limitations set forth in this Agreement. The FORTY THOUSAND Dollars ($40,000.00) annual payment amount may be adjusted as of the first year in which it is to be paid to reflect changes in the federally determined cost-of-living index and may be adjusted annually for each payment year thereafter to reflect further changes in said federally determined cost-of-living index. However, the Bank is not obligated hereunder to make any such adjustment.
         3.3. DEATH AFTER RETIREMENT. The Bank agrees that if the Executive dies after the Retirement Date but shall die before receiving the full amount of monthly payments to which he is entitled under this Agreement, the Bank will continue to make such monthly payments to the Executive's designated Beneficiary for the remaining period. If a valid Beneficiary Designation is not in effect, the payments shall be made to the Executive's surviving spouse or, if none, said payments shall be made to the duly qualified personal representative, executor or administrator of Executive's estate.

                                   ARTICLE 4.
         4.1. DEATH PRIOR TO RETIREMENT. In the event the Executive should die while employed by the Bank at any time after the date of this Agreement but prior to his Retirement Date, the Bank shall pay a sum equal to the Net Insurance Coverage for the appropriate Plan Year set forth in Schedule A (Participant Balance Sheet and Policy Data) to the Executive's designated Beneficiary in equal monthly installments for a period of one hundred eighty
(180) months. If a valid Beneficiary Designation is not in effect, the payments shall be made to the Executive's surviving spouse or, if none, said payments shall be

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made to the duly qualified personal representative, executor or administrator of Executive's estate. The said monthly payments shall begin the first day of the month following the month of the death of the Executive. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if it is determined that the Executive's death was caused by suicide.
         4.2. DISABILITY PRIOR TO RETIREMENT. In the event the Executive should become disabled while actively employed by the Bank at any time after the date of this Agreement but prior to his Retirement Date, the Executive shall be considered to be one hundred percent (100%) vested in the amount set forth in Schedule A attached hereto and made a part hereof, under Accrued Salary continuation Liability for the appropriate Plan Year. Said amount shall be paid to the Executive in a lump sum within three (3) months of the determination of disability. Said payment shall be in lieu of any other retirement or death benefit under this Agreement.

                                   ARTICLE 5.
         5.1. TERMINATION OF EMPLOYMENT. The Bank reserves the right to terminate the employment of the Executive at any time prior to retirement. In the event that the employment of the Executive shall terminate prior to the Executive's Retirement Date, other, than by reasons of Executive's disability or death, then this Agreement shall terminate upon the date of such termination of employment. Provided, however, that the Executive shall be entitled to the benefits described below under the following circumstances:
        a. If the Executive has been employed by the Bank for a period of at least four (4) continuous years from and after the date this Agreement was entered into, the Executive will be considered to be vested in thirty percent (30%) of the amount set out in Schedule A attached hereto and made a part hereof under Accrued Salary Continuation Liability for the appropriate Plan Year and shall become vested in an additional ten percent (10%) of said amount for each succeeding year thereafter until Executive becomes one hundred percent (100%) vested. If the Executive has been employed by the Bank for a period of less than four (4) continuous years from and after the date of this Agreement, the Executive shall not be considered to be vested in any benefit hereunder and shall be entitled to no benefits under this Agreement. If the Executive's employment is terminated under the provisions of this
        Section 5.1., the Bank will pay the Executive's vested amount upon such terms and conditions and upon Executive's attainment of age
        b. Anything hereinabove to the contrary notwithstanding, if the Executive is not fully vested in the amount set forth in Schedule A under Accrued Salary Continuation Liability, he will become fully vested in said amount in the event of a Change of Control of the Bank and Executive shall be entitled to the full amount set forth in Schedule A, for the appropriate Plan Year, upon the terms and conditions hereof.
        If termination of employment thereafter occurs under this Section 5.1.

                                   ARTICLE 6.
         6.1. TERMINATION OF AGREEMENT BY REASON OF CHANGE IN LAW. The Bank is entering into this Agreement upon the assumption that certain existing tax laws will continue in effect in substantially their current form. In the event of any changes in such federal laws which materially affect this Agreement, the Bank shall have an option to terminate or modify this Agreement. Provided, however, that the Executive shall be entitled to at least the same amount as he would have been entitled to under Section 4.2. relating to disability. The payment of said amount shall be made upon such terms and conditions and at such time as the Corporation shall determine, but in no event commencing later than the Executive's Retirement Date.

                                   ARTICLE 7.
         7.1. NONASSIGNABLE. Neither the Executive, his spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said

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benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

                                   ARTICLE 8.
         8.1. CLAIMS PROCEDURE. The Bank shall make all determinations as to rights to benefits under this Agreement. Any decision by the Bank denying a claim by the Executive or his beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Executive or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Bank's ability in a manner calculated to be understood without legal or actuarial counsel. In addition, the Bank shall provide a reasonable opportunity to the Executive or such beneficiary for full and fair review of the decision denying such claim.

                                   ARTICLE 9.
         9.l. UNSECURED GENERAL CREDITOR. The Executive's rights are limited to the right to receive payments as provided in this Agreement and the Executive's position with respect thereto is that of a general unsecured creditor of the Bank.

                                   ARTICLE 10.
         10.1. Reorganization. The Bank shall not voluntarily engage in a change of Control of the Bank unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such successor or survivor corporation, firm or person.

                                   ARTICLE 11.
         11.1. NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate his employment.

                                   ARTICLE 12.
         12-1. LIQUIDATED DAMAGES. The parties hereto, before entering into this Agreement, have been concerned with the fact that substantial damages will be suffered by Executive in the event that the Bank shall fail to perform according to this Agreement. In the event of nonperformance by the Bank, Executive shall be entitled to liquidated damages of $5,000.00 for each payment due hereunder which is not made by the Bank within thirty (30) days of the date such payment was scheduled to have been made. This provision shall not be applicable in the event that such nonpayment is the result of prohibition of such payment by law, regulation or order of a banking regulatory agency.

                                   ARTICLE 13.
         13.1. SUCCESSORS AND ASSIGNS; ASSIGNMENT. The rights and Obligations of this Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and personal representatives of the parties hereto. Executive may not assign this Agreement or any of Executive's rights hereunder except with the prior written consent of the Bank.
         13.2. SEVERABILITY. If any provision of this Agreement, as applied to either party or to any circumstances, is judged by a court to be void or unenforceable, in whole or in part, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.
         13.3. APPLICABLE LAW; JURISDICTION AND VENUE. This Agreement and all matters or issues

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collateral hereto shall be governed by the laws of the State of California applicable to contracts performed entirely therein. Executive and Bank each consent to the jurisdiction of, and any action concerning this Agreement shall be brought and tried in, the United States District Court for the Eastern District of California or the superior or municipal Court for the County of Sutter.
         13.4. WAIVER. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.
         13.5. ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
         13.6. HEADINGS. The headings in this Agreement are for convenience only and shall not in any manner affect the interpretation or construction of the Agreement or any of its provisions.
         13.7. NOTICE. Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served, or if mailed, upon deposit in the United States mail, first class postage prepaid, express or certified, return receipt requested, and properly addressed to the parties as follows: if to Executive at his last address shown in the Bank's records; if to Bank

                         Feather River State Bank
                         P.O. Box
                         929002
                         Yuba City, CA 95992
                         Attention: President

Either party may designate a new address f or purpose of this Section 13.7. by giving the other notice of the new address as provided herein.
         IN WITNESS WHEREOF, the Bank has caused this Agreement to be duly executed by its proper officer and the Executive has hereunto set his hand at Yuba City, California, the day and year first above written.

                            FEATHER RIVER STATE BANK

                            By: ___________________________________
                                          ANNETTE BERTOLINI

                            Its: SENIOR VICE PRESIDENT/CFO

                            EXECUTIVE:_____________________________
                                            BLAINE LAUHON

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

                         BENEFICIARY DESIGNATION NOTICE

To the Plan Administrator of the Feather River State Bank Executive Salary Continuation Agreement:
Pursuant to the Provisions of my Executive Salary Continuation Agreement with the Bank permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

Primary Beneficiary:

Name                        Address                Relationship






Secondary (Contingent) Beneficiary:

Name                       Address                 Relationship





THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.

The Plan Administrator shall pay all sums pay able under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Plan Administrator shall pay all amounts in accordance with the terms of the Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event the remaining unpaid benefit, payable according to the terms of the Agreement, shall be payable to the personal representatives of the estate of said deceased beneficiary, who survive me, but die prior to receiving the total benefit.

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

                                                           Date of Designation
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     SCHEDULE A (BLAINE LAUHON)
-------------------------------------------------------------------------------------------------
                          PARTICIPANT'S BALANCE SHEET AND POLICY DATA
-------------------------------------------------------------------------------------------------

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      END OF              ACCRUED SALARY                PERCENT                    NET INSURANCE
     PLAN YEAR             CONTINUATION                 VESTING                         COVERAGE
                            LIABILITY
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
         1                   $        9,045.00            -0-                  $      610,457.00
-------------------------------------------------------------------------------------------------
         2                              18,842            -0-                            612,786
-------------------------------------------------------------------------------------------------
         3                              29,451            -0-                            614,891
-------------------------------------------------------------------------------------------------
         4                              40,940          30.00%                           616,809
-------------------------------------------------------------------------------------------------
         5                              53,384          40.00%                           618,482
-------------------------------------------------------------------------------------------------
         6                              66,860          50.00%                           619,957
-------------------------------------------------------------------------------------------------
         7                              81,455          60.00%                           621,214
-------------------------------------------------------------------------------------------------
         8                              97,261          70.00%                           622,189
-------------------------------------------------------------------------------------------------
         9                             114,379          80.00%                           622,888
-------------------------------------------------------------------------------------------------
        10                             132,918          90.00%                           623,259
-------------------------------------------------------------------------------------------------
        11                             152,995          100.00%                          626,276
-------------------------------------------------------------------------------------------------
        12                             174,739          100.00%                          628,883
-------------------------------------------------------------------------------------------------
        13                             198,288          100.00%                          631,092
-------------------------------------------------------------------------------------------------
        14                             223,791          100.00%                          632,831
-------------------------------------------------------------------------------------------------
        15                             251,411          100.00%                          634,172
-------------------------------------------------------------------------------------------------
        16                             281,323          100.00%                          635,098
-------------------------------------------------------------------------------------------------
        17-                            313,718          100.00%                          635,598
-------------------------------------------------------------------------------------------------
        18                             348,802          100.00%                          635,751
-------------------------------------------------------------------------------------------------

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SCHEDULE A DEFERRED SALARY CONT PLAN
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

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